Exhibit 10.2

                                 AMENDMENT NO. 1

                                     TO THE

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                     BETWEEN

                       MIDAMERICAN ENERGY HOLDINGS COMPANY

                                       AND

                                 DAVID L. SOKOL

                  This  Amendment  No. 1 (the  "Amendment")  to the  Amended and
Restated  Employment  Agreement  dated  as of  May  10,  1999  (the  "Employment
Agreement") by and between MidAmerican Energy Holdings Company, an Iowa corporation (the "Company"), and David L. Sokol (the "Executive"), is entered into as of March __, 2000.

                  WHEREAS, the Company and the Executive are presently parties to the Employment Agreement; and

                  WHEREAS, in consideration of the performance of future services by the Executive, the Company and the Executive desire to amend the Employment Agreement to increase the Executive's salary, and grant Executive additional options;

                  NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

                  By inserting immediately following Section 2(b) a new Section 2(c) to read as follows:

                  "(c) For so long as the Executive continues to serve as either Chairman or Chief Executive Officer of the Company, he shall have the right (i) to serve as a member of the Board, and (ii) to designate two other individuals as nominees for election to the Board."

                  By deleting the phrase "six hundred seventy-five thousand ($675,000)" each time it appears in Section 4(a) and replacing it with "seven hundred fifty thousand ($750,000)".

                  By inserting immediately following Section 5(b) a new Section 5(c) to read as follows:

                  "(c) Effective as of the Closing Date (as defined in the Agreement and Plan of Merger by and among the Company, Teton
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                  Formation  L.L.C.  and Teton  Acquisition  Corp.  (the "Merger
                  Agreement")) and conditioned on the occurrence of the Closing, the Executive shall be granted under the Company's 1996 Stock Option Plan (or any successor plan thereto), new options (the "New Options") for a number of shares of Company common stock equal to 30% of the sum of (i) the number of shares of Company common stock owned beneficially by Executive as of October 23, 1999 (provided that all such shares are rolled over into common stock of the Surviving Corporation (as such term is
                  defined  in  the  Merger   Agreement)),   plus  (ii)   without
                  duplication, the number of shares subject to outstanding Company common stock options held by Executive as of October 23, 1999 (provided that all such options are rolled over into equivalent options in respect of Surviving Corporation common stock). The exercise price applicable to the New Options shall be $35.05 per share. The New Options shall vest in equal installments of one thirty-sixth (1/36th) of the number of shares subject to the grant on each of the monthly anniversary dates of the Closing Date, shall have an exercise term of ten
                  (10) years  from the  Closing  Date,  and shall  otherwise  be
                  subject  to   customary   terms  and   conditions,   including
                  anti-dilution protections."

                  By inserting immediately following Section 5(c) a new Section 5(d) to read as follows:

                  "(d) The Executive acknowledges that the grant of Company options to Executive in exchange for his surrender to Teton Acquisition Corp. of Company stock options and his right to continue to exercise such options is in consideration of his performance of future services."

                  Except as provided herein and to the extent necessary to give full effect to the provisions of this Amendment, the terms of the Employment Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Amendment effective as of the above date.

                                           MIDAMERICAN ENERGY HOLDINGS COMPANY


                                           By:    ____________________________
                                                 Name:
                                                 Title:

                                           EXECUTIVE

                                                  -----------------------------
                                                  David L. Sokol